UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 25, 2005
INDYMAC BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-08972	95-3983415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
155 North Lake Avenue, Pasadena, California 91101-7211
(Address of Principal Executive Office)
Registrant’s telephone number, including area code: (800) 669-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Exhibit 99.1
Exhibit 99.2
Exhibit 99.3

Item 1.01. Entry into a Material Definitive Agreement.
     On July 1, 2005, IndyMac Bank, F.S.B. (“IndyMac Bank”), a federal savings bank and a wholly-owned subsidiary of IndyMac Bancorp, Inc., a Delaware corporation (the “Company”), hired Terrence O. Hughes as its General Counsel. The Company entered into an employment agreement with Mr. Hughes on July 26, 2005. Mr. Hughes’ employment agreement provides for the following: (a) employment as an Executive Vice President of IndyMac Bank; (b) an annual base salary of $400,000, subject to increase upon subsequent review by IndyMac Bank; (c) annual incentive compensation in an amount determined pursuant to an annual incentive plan, with the target amount of incentive compensation set at $125,000 for 2005 (pro rated from $250,000 based upon Mr. Hughes’ start date); and (d) annual grants of stock options and/or restricted stock for such number of shares of Common Stock as the Management Development and Compensation Committee of the Board of Directors determines, taking into account Mr. Hughes’ and the Company’s performance and competitive practices then prevailing regarding the granting of stock awards. All stock options or restricted stock awards granted under Mr. Hughes’ employment agreement are subject to the terms of the Company’s incentive plan under which they are granted and Mr. Hughes’ employment agreement. Mr. Hughes’ employment agreement expires June 30, 2008, unless earlier terminated in accordance with its provisions.
     In consideration of an agreement from Mr. Hughes not to compete with IndyMac Bank and its affiliates for a period of three months after termination of employment due to disability or “Poor Performance” (as defined in the employment agreement), or six months after termination of employment for “No Cause” (as defined in the employment agreement), and not to solicit customers, business or employees of IndyMac Bank and its affiliates for a period of one year after termination of employment, IndyMac Bank has agreed to employ Mr. Hughes, to provide the compensation and benefits described in his employment agreement, and to provide certain severance payments to Mr. Hughes upon termination of employment for reasons other than for “Cause,” as defined in the employment agreement.
     Mr. Hughes’ severance payment in the event of termination for “No Cause” (as defined in the employment agreement) would equal the sum of (a) his base salary through the last day of employment, continuation of his base salary increased by 100% for six months, and then continuation of his base salary for an additional six months, provided that such amounts will be reduced pro rata for the number of months remaining in the term of the employment agreement if the termination occurs during the final twelve months of the term, (b) his incentive compensation award for the year of termination prorated to the last day of employment, and (c) the additional health and insurance benefits described in his employment agreement for one year following the date of termination. In addition, all of his stock options, restricted stock, or similar awards which would by their terms vest within one year of the termination, date would immediately vest.
     If Mr. Hughes’ employment is terminated within two years following a “Change in Control,” as defined in the employment agreement, of IndyMac Bank, the Company, or certain affiliates of each, Mr. Hughes’ continuation of base salary will be increased by

100% for a period of twelve months following his last day of employment and his incentive compensation award, without proration, will be increased by 100%.
     If Mr. Hughes’ employment is terminated within one year following a Change in Control by reason of his death or disability, termination for No Cause, or termination because the employment agreement expires and is not renewed upon substantially comparable terms, all of his stock options, restricted stock, or similar awards would immediately vest. Similarly, if his employment continues without termination beyond the first anniversary of a Change in Control, all of his stock options, restricted stock, or similar awards would immediately vest.
     Mr. Hughes’ benefits in the event of his disability or death without a Change in Control would be similar to the benefits he would receive for a termination for No Cause, but generally would be an amount less than he would receive in the event of a termination for No Cause. Mr. Hughes’ severance payment in the event of termination for Poor Performance would depend upon his position and years of continuous service with IndyMac Bank and its affiliates, but generally would be an amount less than he would receive in the event of termination for No Cause.
     In the event that any of the severance payments described above are subject to federal excise taxes under the “golden parachute” provisions of the tax code, the payments will include gross-up for any such excise taxes plus any excise, income or payroll taxes owed on the payment of the gross-up for the excise taxes, but only as permitted by law and only if, at such time, Mr. Hughes has more than five years continuous service with IndyMac Bank and its affiliates or is a Section 16 Reporting Person.
     A copy of Mr. Hughes’ employment agreement has been filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Election of Director of the Company
     On July 28, 2005, the Company issued a press release announcing that the Board of Directors of the Company elected Bruce G. Willison to the Board of Directors, filling a vacancy on the Board created by the increase in the size of the Board to ten directors. Mr. Willison’s election is effective July 25, 2005. Mr. Willison has been appointed to serve on the Strategic & Financial Planning Committee and the Enterprise Risk Management Committee of the Board of Directors.
     For further background information concerning Mr. Willison, see the press release filed as Exhibit 99.1 hereto.
Appointment of President of IndyMac Bank
     On July 28, 2005, the Company issued a press release announcing that the Board of Directors of IndyMac Bank appointed Richard H. Wohl to the position of President of IndyMac

Bank. Mr. Wohl’s appointment is effective July 25, 2005. In his new position, Mr. Wohl will oversee all of the primary business divisions of IndyMac Bank in both its thrift and mortgage banking segments.
     For further information required by this Item 5.02 concerning Mr. Wohl’s experience and background, see the disclosure included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 16, 2005 under the heading “Executive Officers”. For further information required by this Item 5.02 concerning Mr. Wohl’s employment agreement, see the disclosure included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 16, 2005 under the heading “Executive Compensation – Employment Agreement – Other Named Executive Officers”.
     The Company’s press releases referenced herein are filed as Exhibits 99.1 and 99.2 hereto.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On July 25, 2005, the Board of Directors of the Company, in accordance with Article XIV of the Company’s bylaws (the “Bylaws”), amended the Bylaws to increase the size of the Company’s Board of Directors, effective as of July 25, 2005. The amendment changes the size of the Board of Directors, as set forth in Article III, Section 1 of the Bylaws, to a minimum of three directors and a maximum of twelve directors, with the exact number of directors within this range to be fixed by the Board of Directors by resolution from time to time. Article III, Section 1 of the Bylaws previously provided that the number of directors, as fixed by the Board of Directors from time to time by resolution, would have a minimum of three directors and a maximum of nine directors.
     A copy of the Company’s Amended and Restated Bylaws is filed as Exhibit 99.3 hereto.

Item 9.01. Financial Statements and Exhibits

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press release of IndyMac Bancorp, Inc., dated July 28, 2005.

99.2	Press release of IndyMac Bancorp, Inc., dated July 28, 2005.

99.3	Amended and Restated Bylaws of IndyMac Bancorp, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDYMAC BANCORP, INC.
Date: July 29, 2005	By:	/s/ Michael W. Perry
Michael W. Perry
Chairman of the Board of Directors and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press release of IndyMac Bancorp, Inc., dated July 28, 2005.

99.2	Press release of IndyMac Bancorp, Inc., dated July 28, 2005.

99.3	Amended and Restated Bylaws of IndyMac Bancorp, Inc.